UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

October 11, 2016
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

On February 3, 2016, Micron Technology, Inc. (“Micron”) filed a Current Report on Form 8-K to report that Micron Technology B.V. (“Micron BV”), a wholly-owned subsidiary of Micron, Micron Semiconductor Taiwan Co. Ltd. (“MSTW”), a wholly-owned subsidiary of Micron BV, and Inotera Memories, Inc. (“Inotera”) had entered into a Share Swap Agreement (the “Definitive Share Swap Agreement”) to govern MSTW’s contemplated 100% share swap pursuant to Article 29 of the Republic of China Mergers and Acquisitions Act and thereby acquire 100% of the issued and outstanding shares of Inotera (such transaction, the “Share Swap”). Inotera is a Taiwan-based company that presently manufactures DRAM products and sells such products exclusively to Micron.

Under the Definitive Share Swap Agreement, the consummation of the Share Swap is subject to various conditions, including but not limited to the consummation and funding of debt financing, on terms satisfactory to MSTW or its designee, resulting in aggregate proceeds to MSTW or its designee of at least NT$80 billion to fund the Share Swap (the “Debt Financing”). Micron is filing this Current Report on Form 8-K to report that, on October 11, 2016, MSTW and Inotera entered into a loan agreement providing for the Debt Financing, subject to the terms and conditions of such loan agreement.

Item 1.01.	Entry into a Material Definitive Agreement.

On October 11, 2016, Inotera and MSTW, as co-borrowers, entered into a Syndicated Loan Agreement (the “Loan Agreement”) with Bank of Taiwan, as Facility Agent, Mega International Commercial Bank Co., Ltd. (“Mega Bank”), as Collateral Agent, Taiwan Business Bank, Ltd. (“Taiwan Business Bank”), as Document Management Agent, Bank of Taiwan, Mega Bank, Taiwan Business Bank, Chang Hwa Commercial Bank, Land Bank of Taiwan, Taiwan Cooperative Bank, Credit Agricole Corporate and Investment Bank, Taipei Branch, CTBC Bank Co., Ltd., Hua Nan Commercial Bank, Ltd. and Yuanta Commercial Bank, as the mandated lead arrangers and as lenders, and certain other financial institutions as additional lenders.

The Loan Agreement provides for a secured delayed single-draw term loan facility, with a maximum aggregate borrowing amount of NT$80 billion (approximately US$2.54 billion). Proceeds of the loan under the Loan Agreement will be used by MSTW to pay a portion of the consideration and any related transaction costs for the Share Swap and to provide working capital for Inotera. The indebtedness under the Loan Agreement will be secured by liens in certain assets, including, among other things, a real estate mortgage on Inotera’s main production facility and site, a chattel mortgage over certain equipment of Inotera, a pledge of all of the stock of MSTW held by Micron BV and a pledge of approximately 80% of the stock of Inotera held by MSTW following the consummation of the Share Swap. In addition, payment of intercompany loans made by shareholders of Inotera and MSTW is generally required to be subordinated to repayment of the loan under the Loan Agreement, subject to certain permitted exceptions.

Inotera and MSTW will be co-borrowers under the Loan Agreement and jointly and severally liable for all indebtedness under the Loan Agreement upon the completion of the Share Swap. Micron will guarantee all of Inotera’s and MSTW’s obligations under the Loan Agreement.

Borrowings under the Loan Agreement can be made in a single draw on or prior to July 10, 2017, subject to the satisfaction of customary conditions precedent. Micron expects the amount of NT$80 billion under the Loan Agreement to be borrowed on or before December 6, 2016 which is the date that has been established by Inotera’s board of directors as the date for the consummation of the Share Swap. The loan will bear interest at a floating rate equal to the three-month or six month TAIBOR, at the option of MSTW and Inotera, plus a margin of 2.05% per annum, payable monthly in arrears.

Under the Loan Agreement, MSTW and/or Inotera are also obligated to pay upfront fees, agency fees and other closing fees customary for a credit facility of this size and type. The loan will mature 5 years from the date it is made and principal is payable in six equal semi-annual installments, commencing thirty months after such loan is made.

MSTW and/or Inotera may prepay the loan under the Loan Agreement, subject to the payment of customary funding breakage amounts. MSTW and Inotera are required to make a mandatory prepayment of the loan under the Loan Agreement with proceeds from certain dispositions of collateral securing the loan and certain proceeds of property insurance to the extent such proceeds are not permitted to be used for repair or replacement of damaged or destroyed collateral. Any such mandatory prepayments would be applied to the principal repayment installments on the loan in inverse order of maturity.

The Loan Agreement contains affirmative and negative covenants which are customary for financings of this type, including covenants that limit or restrict: the ability to create liens in or dispose of collateral securing obligations under the Loan Agreement, mergers involving MSTW and/or Inotera, loans or guarantees to third parties by Inotera and/or MSTW and MSTW’s distribution of cash dividends (subject to satisfaction of certain financial conditions).

The material financial covenants, ratios or tests contained in the Loan Agreement are as follows:

•	MSTW (on a consolidated basis) must maintain a ratio of total debts to EBITDA not higher than 5.50x in 2017 and 2018; and not higher than 4.50x through 2019 to 2021.

•
MSTW (on a consolidated basis) must maintain tangible net worth of not less than NT$4 billion in 2017 and 2018; not less than NT$6.5 billion in 2019 and 2020; and not less than NT$12 billion from 2021.

•
Micron (on a consolidated basis) must maintain a ratio of total debts to EBITDA not higher than 4.50x in 2016; not higher than 3.50x in 2017; not higher than 3.00x in 2018 and 2019; and not higher than 2.50x in 2020 and 2021.

•
Micron (on a consolidated basis) must maintain tangible net worth not less than US$9 billion in 2016 and 2017; not less than US$12.5 billion in 2018 and 2019; and not less than US$16.5 billion in 2020 and 2021.

All references to years are to fiscal years of Micron and its subsidiaries. These financial covenants are tested semi-annually. If one or more of the required financial ratios is not maintained at the time the ratios are tested the interest rate on the loans outstanding under the Loan Agreement will be increased by 0.25% until the next semi-annual period for which all such required financial ratios are maintained. In addition, if MSTW fails to maintain a required financial ratio applicable to it for any semi-annual period, such failure will constitute an event of default under the Loan Agreement if such financial ratio is not maintained with respect to the next subsequent semi-annual testing period and such event of default could result in all obligations owing under the Loan Agreement being accelerated to be immediately due and payable. The failure of Micron to maintain a required financial ratio applicable to it will only result in an increase to the applicable interest rate and will not constitute an event of default under the Loan Agreement.

The Loan Agreement also contains customary events of default which could result in all obligations owing under the Loan Agreement being accelerated to be immediately due and payable. These events of default include: non-payment of obligations, non-performance of covenants and obligations, breaches of representations and warranties, acceleration of other material debt, bankruptcy or insolvency, suspension of business operations for more than 45 consecutive days, enforcement of security or other legal actions on collateral, and failure of the effectiveness of the security interest granted in the collateral.

Certain of the lenders under the Loan Agreement and their affiliates have engaged in, and may in the future engage in, other commercial dealings in the ordinary course of business with Micron or its affiliates, including the provision of investment banking, commercial banking and cash management services, foreign exchange and interest rate hedging and financing and leasing services.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

This Current Report on Form 8-K contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 regarding the date amounts are expected to be drawn under the Loan Agreement. Actual events or results could differ materially from those contained in the forward-looking statements. Please refer to the documents Micron files on a consolidated basis from time to time with the Securities and Exchange Commission, specifically Micron's most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause the actual results for Micron on a consolidated basis to differ materially from those contained in its forward-looking statements (see Risk Factors). The forward-looking statements are based on information available to Micron as of the date hereof and are based on management's current views and assumptions and should not be relied upon as representing Micron's views as of any subsequent date. Although Micron believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. Micron does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless the securities laws require Micron to do so.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	October 11, 2016	By:	/s/ Ernest E. Maddock
		Name:	Ernest E. Maddock
		Title:	Chief Financial Officer and Vice President, Finance